Exhibit 99.2

Proprietary - Not for duplication apei AMERICAN PUBLIC EDUCATION, INC. Fourth Quarter 2007 Earnings Conference Call March 11, 2008

Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect" "intend", "may", "should" "will" and "would". These forward-looking statements include, without limitation, statements on the slide "Fourth Quarter 2007 Outlook" and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Prospectus dated February 13, 2007 as filed with the SEC for the Company's follow-on public offering. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2 Safe Harbor Statement

2006 2007 % Change Net Course Registrations from New Students 4,840 6,890 42% Net Course Registrations 17,070 27,830 63% Three Months Ended December 31, Growth in Registrations(1) 2006 2007 % Change Net Course Registrations from New Students 14,410 24,700 71% Net Course Registrations 54,830 94,850 73% Graduations 1,100 1,580 44% Twelve Months Ended December 31, (1) Net course registrations represent the aggregate number of classes in which students remain enrolled after the date by which they may drop the course without financial penalty. 3

Received provisional acceptance into the Navy College Program Distance Learning Partnership (NCPDLP) - Broadens access to Navy market - Provides visibility on Navy education websites The West Virginia Board of Education (WVBE) approved the new Master of Education (M.Ed.) in Administration and Supervision - Reciprocity with nearly all other U.S. States - Effectively simplifies and streamlines the process to be a licensed principal Expanded relationship with Ucompass.com - Includes perpetual license and long-term support for EducatorTM software - Collaboration on next generation e-learning technologies - Provides affordable access to e-learning platform and expanded services Completed Secondary Offering Recent Developments 4

2007 Student Composition Students by School: Students by Degree Level: Students by Status: Graduate 26% Undergraduate 74% Military 67% Civilian 18% Military Affiliated 15% Public Safety, National and Homeland Security 53% Arts &Science 21% Business Mgmt 19% Professional Studies 7%

2007 Marketing and Funding Sources Applications by Marketing Source: Revenue by Funding Source: Cash & Other Sources 22% TA/VA 66% Referrals 54% Internet 33% Print 7% Other 6% Private Loans 1% Title IV 11% 6

Title IV Loan Limits vs. APUS Tuition: APUS Tuition Below Title IV Maximum Loan Limits Sources: U.S. Department of Education, Financial Aid Resource Publication, 2007-2008. Title IV Limit: Represents the maximum annual Title IV loan limit for independent undergraduate student. APUS Tuition: Assumes full-time undergraduate course load of 30 credit hours per year. $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $0 First Year Second Year Third and beyond (each year) Title IV Limit APUS Tuition $7,500 $7,500 $7,500 $7,500 $8,500 $10,500 7

4Q2007 Financial Results ($ in thousands, except per share data and registrations) $(413) $5,126 >100% Income (loss) from Continuing Operations Before Interest Income and Income Tax Diluted EPS $0.00 $0.19 >100% Net Income $20 $2,958 >100% Revenues $12,896 $21,221 65% Net Course Registrations 17,070 27,830 63% 2006(1)(2) 2007(2) % Growth Three Months Ended Dec 31, (1) Includes a $3.1 million write-off of software development costs in 2006. (2) Includes stock-based compensation expense of $45,000 in 2006 and $279,000 in 2007. 8

Track Record of Growth $0 $10 $20 $30 $40 $50 $60 $70 2002 2003 2004 2005 2006 2007 Revenues CAGR 45% ($ in millions) 9$10.7 $17.8 $23.1 9 $40.0 $69.1 9 $40.0 $69.1 $28.2

Operating Income Growth $14.7 $6.1(1) $1.8 $3.6 $2.2 $0 $3 $5 $8 $10 $13 $15 2003 2004 2005 2006(1) 2007 ($ in millions) (1) Excludes a $3.1 million write-off of software development costs. (1) (1) CAGR 69% 10 Income from continuing operations before interest income and income tax

EBITDA from continuing operations* Growth in EBITDA ($ in millions) (1) Excludes a $3.1 million write-off of software development costs. (1) (1) CAGR 70% EBITDA is a non-GAAP financial measure. Investors are encouraged to review the reconciliation of the non-GAAP pro forma financial measures to their most directly comparable GAAP financial measure. See "Regulation G" reconciliation at the end of this presentation. $17.5 $8.0 $2.1 $4.3 $3.5 $0 $5 $10 $15 $20 2003 2004 2005 2006 2007 11

1 Full Year 2008 %Growth Net Course Registrations from New Students 33,500+ 36%+ Net Course Registrations 137,000+ 44%+ Total Revenue $100 to $103 million 45%-49% Income from Continuing Operations Before Interest Income and Income Tax (1) $19.1 to $20.1 million 30%-37% Net Income $11.9 to $12.5 million 35%-42% EPS – Diluted $0.63 to $0.66 Depreciation and Amortization Expense $4.1 to $4.3 million 46%-53% Capital Expenditures $6.8 to $7.2 million 0%-5% (1) Includes stock-based compensation expense of between $1.5 million and $1.7 million. Full Year 2008 Outlook The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Enhanced opportunities with the Navy New IT and Education degrees recently launched New degrees in development No expected impact from the "lending crisis" Affordability continues to provide advantages Closing Remarks – APEI Positioned for Strong Growth in 2008

Regulation G – Reconciliation of GAAP to Proforma ($ in millions) 2003 2004 2005 2006 2007 Income (loss) from continuing operations before Interest income and income taxes $1.9 $3.6 $2.2 $2.9 $14.7 Adjustments: Add: Depreciation and amortization $0.2 $0.7 $1.3 $2.0 $2.8 Add: Write-off of software development project - - - $3.1 - EBITDA from continuing operations $2.1 $4.3 $3.5 $8.0 $17.5 These pro forma financial measures are not prepared in accordance with generally accepted accounting principles (GAAP). Non-GAAP pro forma financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP pro forma financial measures in making operational decisions because they provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results. In addition, the Company has historically reported financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. 14

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